UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-2
(Exact name of issuing entity as specified in its charter)

IndyMac ABS, Inc.
(Exact name of depositor as specified in its charter)

IndyMac Bank, F.S.B.
(Exact name of sponsor as specified in its charter)

[

Delaware	333-134691-07	95-4685267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Pasadena Lake Avenue Pasadena, CA		91101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 626-535-5555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Description of the Certificates and the Mortgage Pool

On March 22, 2007 (the “Closing Date”), a single series of certificates, entitled Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-2 (the “Certificates”), was issued pursuant to a pooling and servicing agreement, dated as of March 1, 2007 (the “Agreement”), among IndyMac ABS, Inc. as depositor (the “Depositor”), IndyMac Bank, F.S.B. as seller and servicer (the “Seller” and the “Servicer”) and Deutsche Bank National Trust Company as trustee (the “Trustee”) and supplemental interest trust trustee.

The Certificates designated as the Series INDS 2007-2 Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”). On the Closing Date, a pool of fixed-rate, second lien mortgage loans, secured by one- to four-family properties, having original terms to maturity up to 30 years (the “Mortgage Loans”) having an aggregate principal balance as of March 1, 2007 (the “Cut-off Date”) of $249,999,949 was transferred to the Trust Fund.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Loans as of the Cut-off Date.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

1.            Not applicable

2.            Not applicable

3.            Exhibits

Exhibit No.	Item 601(a) of Regulation S K Exhibit No	Description
99.1		Characteristics of the Mortgage Loans as of March 1, 2007, Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 27, 2007

INDYMAC ABS, INC.

By:	/s/ Jill Jacobson
Name:	Jill Jacobson
Title:	Vice President

Index to Exhibits

Exhibit No.	Item 601(a) of Regulation S K Exhibit No.	Description	Sequentially Numbered Page
1	99	Characteristics of the Mortgage Loans as of March 1, 2007, relating to Home Equity Mortgage Loan Asset-Backed Trust, Series INDS 2007-2	P